Boulder Total Return Fund
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

                                         Record date shares (Common):                        12,338,660.000

                                                                                              Common

                                                                        Shares Voted        % of Outstanding          % of Voted

Proposal #1                              Election of Directors

                                         Joel W. Looney
                   For                                                 11,995,592.883                97.220%             98.892%
                   Withheld                                               134,373.412                 1.089%              1.108%
                   Total Voted                                         12,129,966.295                98.309%            100.000%

                                         Alfred G. Aldrige, Jr.
                   For                                                 11,993,786.883                97.205%             98.877%
                   Withheld                                               136,179.412                 1.104%              1.123%
                   Total Voted                                         12,129,966.295                98.309%            100.000%

                                         Dr. Dean L. Jacobson
                   For                                                 11,994,358.883                97.210%             98.882%
                   Withheld                                               135,607.412                 1.099%              1.118%
                   Total Voted                                         12,129,966.295                98.309%            100.000%

                                         Record date shares (AMPS):                            775

                                                                                               AMPS

                                                                        Shares Voted        % of Outstanding          % of Voted

                                         Election of Directors
                                         Susan L. Ciciora
                   For                                                        634.000                81.806%            100.000%
                   Withheld                                                         -                 0.000%              0.000%
                   Total                                                      634.000                81.806%            100.000%

                                         Richard I. Barr
                   For                                                        634.000                81.806%            100.000%
                   Withheld                                                         -                 0.000%              0.000%
                   Total                                                      634.000                81.806%            100.000%

                                        Combined record date shares:                          12,339,435.00

                   Combined Totals (Common & Preferred)

                                                                        Shares Voted        % of Outstanding          % of Voted

                                         Election of Directors
                   Voted                                                      634.000                 0.005%            100.000%
                   Withheld                                                     0.000                 0.000%              0.000%
                   Total                                                      634.000                 0.005%            100.000%


                   For                                                        634.000                 0.005%            100.000%
                   Withheld                                                     0.000                 0.000%              0.000%
                   Total                                                      634.000                 0.005%            100.000%

Proposal #2                              Establish Number
                                         Of Directors At Five
                   For                                                 11,968,936.746                97.004%             98.672%
                   Against                                                138,943.000                 1.126%              1.145%
                   Abstain                                                 22,086.549                 0.179%              0.182%
                   No Vote                                                          -                 0.000%              0.000%
                   Total Voted                                         12,129,966.295                98.309%            100.000%

                   For                                                        634.000                81.806%            100.000%
                   Against                                                          -                 0.000%              0.000%
                   Abstain                                                          -                 0.000%              0.000%
                   No Vote                                                                            0.000%              0.000%
                   Total Voted                                                634.000                81.806%            100.000%

                   For                                                 11,969,570.746                97.003%             98.673%
                   Against                                                138,943.000                 1.126%              1.145%
                   Abstain                                                 22,086.549                 0.179%              0.182%
                   No Vote                                                      2.000                   0.00               0.000
                   Total Voted                                         12,130,602.295                98.308%            100.000%


Proposal #3                              Change Voting Standard
                                         For Stockholders
                   For                                                  8,377,210.720                67.894%             69.062%
                   Against                                                153,286.462                 1.242%              1.264%
                   Abstain                                                 25,927.113                 0.210%              0.214%
                   No Vote                                              3,573,542.000                28.962%             29.460%
                   Total Voted                                         12,129,966.295                98.309%            100.000%

                   For                                                         56.000                 7.226%            100.000%
                   Against                                                          -                 0.000%              0.000%
                   Abstain                                                          -                 0.000%              0.000%
                   No Vote                                                          -                 0.000%              0.000%
                   Total Voted                                                 56.000                 7.226%            100.000%

                   For                                                  8,377,266.720                67.890%             69.062%
                   Against                                                153,286.462                 1.242%              1.264%
                   Abstain                                                 25,927.113                 0.210%              0.214%
                   No Vote                                              3,573,542.000                 28.96%              29.46%
                   Total Voted                                         12,130,022.295                98.303%            100.000%
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In connection  with the Annual Meeting of  Shareholders  of Boulder Total Return
Fund, PFPC hereby certifies the above tabulation of shareholder ballots.



Karen C. Hunter
Section Manager, Client Services